EXBHIT 99.1

RESIGNATION LETTER

To: The Board of Directors (the “Board”) of WeTrade Group Inc (the “Company”)

Dear Mr. Liu,

I hereby resign as an Independent non-executive director of the Company due to my other business engagement with effect from 19 April 2021.

I confirm that I have no disagreement with the Board and there is no matter in relation to my resignation that needs to be brought to the attention of the shareholders of the Company and SEC.

Yours faithfully,

/s/ Dong Hui, Wang
Dong Hui, Wang
Date: 19 April 2021